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                                                                  Exhibit 99.1
                                                                  NEWS RELEASE
                                                                  Contact:
                                                                  Bea Slizewski
                                                                  Agrilink Foods
                                                                  585-264-3189



                     PRO-FAC MEMBERS OVERWHELMINGLY APPROVE
                      VESTAR EQUITY INVESTMENT IN AGRILINK


ROCHESTER, New York, July 24, 2002...Pro-Fac Cooperative, Inc. (Nasdaq:PFACP) and its wholly-owned subsidiary, Agrilink Foods, Inc. ("Agrilink") announced today that Pro-Fac members have voted overwhelmingly in favor of the $175 million equity investment in Agrilink by Vestar/Agrilink Holdings LLC ("Vestar"), an affiliate of Vestar Capital Partners IV, L.P. Obtaining approval from two-thirds of Pro-Fac's members was one of the key conditions required to complete the Vestar transaction, as announced on June 21, 2002. Pro-Fac's members had until Monday, July 22, to cast their vote. As of the end of day yesterday, July 23, 88 percent of Pro-Fac members had cast their ballots to approve the Vestar transaction.

In a separate announcement yesterday, July 23, Agrilink reported the successful completion of its consent solicitation from the holders of its 11-7/8% Senior Subordinated Notes due 2008. This was another key condition needed to facilitate the Vestar transaction, which is now expected to close in early August.

Rochester, N.Y.-based Agrilink, the country's largest manufacturer and marketer of frozen vegetables, anticipates generating sales in excess of $1 billion for its fiscal year ending June 29, 2002. The Company markets its branded frozen vegetable products under the Birds Eye, Birds Eye Voila!, Freshlike and McKenzie's names. In addition, Agrilink produces other branded processed foods, including canned vegetables (Freshlike and Veg-All), pie fillings (Comstock and Wilderness), chili and chili ingredients (Nalley and Brooks), salad dressings (Bernstein's and Nalley) and snacks (Tim's, Snyder of Berlin and Husman's). Agrilink also produces many of these products for the private label, food service and industrial markets.

Pro-Fac Cooperative is a grower cooperative consisting of more than 500 members who provide fruits and vegetables that are processed at facilities across the country. These commodities are marketed as branded, private label and foodservice products, primarily through Agrilink.

This press release contains predictions, estimates, and other "forward-looking statements" within the meaning of section 21E of the Exchange Act and section 27A of the Securities Act. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in these forward-looking statements as of the date of this press release. These risks include, but are not limited to: the consummation of the equity investment by Vestar in Agrilink; the impact of strong competition in the food industry, including competitive pricing; the impact of changes in consumer demand; the impact of weather on the volume and quality of raw product; the inherent risks in the marketplace associated with new product introductions, including uncertainties about trade and consumer acceptance; the continuation of our success in integrating operations, including the realization of anticipated synergies in operations and the timing of any such synergies, and the availability of acquisition and alliance opportunities; our ability to achieve gains in productivity and improvements in capacity utilization; our ability to service debt; interest rate fluctuations; and effectiveness of marketing and shifts in market demand. Please refer to Pro-Fac Cooperative's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 as well as other reports and information filed by Pro-Fac Cooperative with the Securities and Exchange Commission for more information on factors that could cause actual results to differ.

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